Exhibit 10.1
Grant No.
MIDDLEBROOK PHARMACEUTICALS, INC.
NEW HIRE STOCK INCENTIVE PLAN
NONQUALIFIED STOCK OPTION NOTICE

PARTICIPANT:

EMPLOYMENT COMMENCEMENT DATE

GRANT DATE:

Last Business Day of Month in which Employment Commences
NUMBER OF OPTIONS:

EXERCISE PRICE:

Closing Price of Common Stock on Trading Date
Immediately Preceding Grant Date

OPTION TYPE:	Nonqualified Stock Options

EXPIRATION DATE:

VESTING SCHEDULE:	25% of the Options vest on first anniversary of Grant Date and the remaining 75% vest 1/48 per month thereafter. Additional vesting rules are set forth in the Stock Option Agreement.
This Stock Option Notice is provided by Middlebrook Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to notify the Participant of the stock options granted to the Participant by the Company on the Grant Date (the “Options”). The Participant and the Company agree that the Options were granted under and are governed by the terms and conditions of the Middlebrook Pharmaceuticals, Inc. New Hire Stock Incentive Plan (the “Plan”) and the New Hire Nonqualified Stock Option Agreement (the “Stock Option Agreement”) as set forth below. The Plan and the Stock Option Agreement are made a part of this Stock Option Notice. The Options are effective as of the Grant Date and will expire at 5:00 p.m. Eastern Time on the Expiration Date as specified above. Each Option entitles the Participant to purchase from the Company, at the Exercise Price per share provided above, one share of Common Stock of the Company.
The Company caused this Stock Option Notice to be signed below by its authorized officer.
MIDDLEBROOK PHARMACEUTICALS, INC.

By:	Date:

Title: President & CEO
The Participant acknowledges that the Participant has read and does agree to be bound by the terms of this Stock Option Notice, the Plan and the Stock Option Agreement.

Date:
Name
Enclosures: Middlebrook Pharmaceuticals, Inc. New Hire Stock Incentive Plan and Stock Option Agreement
Please sign this Stock Option Notice and return it to the designated officer or representative of the Company. The Company will provide you a copy of the executed Stock Option Notice for your records.

MIDDLEBROOK PHARMACEUTICALS, INC.
NEW HIRE NONQUALIFIED STOCK OPTION AGREEMENT
1. In General. This New Hire Nonqualified Stock Option Agreement (the “Stock Option Agreement”) contains the terms of the Options granted to the Participant specified on the Nonqualified Stock Option Notice that incorporates this Stock Option Agreement by reference (the "Stock Option Notice”) (the Stock Option Notice and this Stock Option Agreement are collectively referred to in this document as the “Agreement”). The Options were granted by Middlebrook Pharmaceuticals, Inc., a Delaware corporation (the “Company”), pursuant to the Middlebrook Pharmaceuticals, Inc. New Hire Stock Incentive Plan (the “Plan”), and are conditioned upon the Participant’s agreement to the terms described below. All of the provisions of the Plan are expressly incorporated into this Agreement.
2. Terminology. All capitalized words that are not defined in this Agreement have the meanings ascribed to them in the Plan. For purposes of this Agreement, the terms below have the following meanings:
     (a) "Good Reason” has the meaning ascribed to such term or words of similar import in the Participant’s written employment contract with the Company and, in the absence of such agreement or definition, means any substantial diminution in the Participant’s duties and responsibilities (other than a change due to the Participant’s Total and Permanent Disability or as an accommodation under the Americans With Disabilities Act) that occurs coincident with or following a Change in Control, if not cured and corrected by the Company or its successor within 10 business days after written notice thereof by the Participant to the Company or its successor; provided, however, that no diminution of duties or responsibilities shall be deemed to occur solely because the Company becomes a subsidiary of another corporation or entity or because there has been a change in the reporting hierarchy incident thereto involving the Participant.
     (b) "Misconduct” has the meaning ascribed to such term or words of similar import in the Participant’s written employment contract with the Company and, in the absence of such agreement or definition, means the Participant’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Participant’s duties or willful failure to perform the Participant’s responsibilities in the best interests of the Company; (v) chronic use of alcohol, drugs or other similar substances which affects the Participant’s work performance; or (vi) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Participant for the benefit of the Company, including without limitation this Agreement, all as determined by the Administrator, which determination will be conclusive.
     (c) "Option Shares” mean the shares of Common Stock underlying the Options.
     (d) "Total and Permanent Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Administrator may require such proof of Total and Permanent Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether the Participant is totally and permanently disabled will be final and binding on all parties concerned.
3. Vesting.
     (a) Vesting Schedule. The Options vest in accordance with the vesting schedule set forth on the Stock Option Notice as set forth above (the “Vesting Schedule”), so long as the Participant is in the continuous employ of the Company from the Grant Date through the applicable date upon which vesting is scheduled to occur. The extent to which the Options are vested as of a particular vesting date specified in the Vesting Schedule is rounded down to the nearest whole share. However, vesting is rounded up to the nearest whole share with respect to the last vesting date reflected on the Vesting Schedule. No vesting will accrue to any Options after the Participant ceases to be employed by the Company.
     (b) Vesting upon Termination after Change in Control. Unless the Options have earlier terminated, the unvested Options become fully vested upon termination of the Participant’s employment with the Company either by (i) the Company or its successor (other than a termination for Misconduct) coincident with or within one year following a Change in Control, or (ii) the Participant for Good Reason coincident with or within one year following a Change in Control.

     (c) Vesting upon Death or Disability. Unless the Options have earlier terminated, the unvested Options become fully vested upon termination of the Participant’s employment with the Company as a result of the Participant’s Total and Permanent Disability or death.
4. Exercise of Options.
     (a) Right to Exercise. Options may be exercised only to the extent vested. The Participant may exercise the vested Options at any time on or before the Expiration Date or the earlier termination of the Options, unless otherwise provided in this Agreement. Section 5 below describes certain limitations on exercise of the Options that apply in the event of the Participant’s death, Total and Permanent Disability, or termination of employment with the Company. No fractional shares will be issued under the Options.
     (b) Exercise Procedure. In order to exercise the Options, the following items must be delivered to the Secretary of the Company before the expiration or termination of the Options: (i) an exercise notice, in such form as the Administrator may require from time to time, specifying the number of Option Shares to be purchased, and (ii) full payment of the Exercise Price for such Option Shares or properly executed, irrevocable instructions, in such form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 4(c) of this Agreement. An exercise will not be effective until all of the foregoing items are received by the Secretary of the Company. A form exercise notice currently in effect is attached as Exhibit A.
     (c) Method of Payment. Payment of the Exercise Price may be made by delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Administrator in its discretion, a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Administrator, or a combination of the foregoing. In addition, payment of the Exercise Price may be made by any of the following methods, or a combination thereof, as determined by the Administrator in its discretion at the time of exercise:
     (i) by tender (via actual delivery or attestation) to the Company of other shares of Common Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price;
     (ii) by withholding of Option Shares otherwise issuable pursuant to the exercise which have a Fair Market Value on the date of exercise equal to the Exercise Price; or
     (iii) by any other method approved by the Administrator.
     (d) Issuance of Shares upon Exercise. Upon exercise of the Options in accordance with the terms of this Agreement, the Company will issue to the Participant, the brokerage firm specified in the Participant’s delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Options, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable stock. The Company will deliver stock certificates for the Option Shares as soon as practicable after exercise.
5. Termination of Employment.
     (a) Exercise Period Following Termination of Employment, In General. If the Participant ceases to be employed by the Company for any reason other than death, Total and Permanent Disability, or discharge for Misconduct, (i) the unvested Options, after giving effect to the provisions of Section 3 of this Agreement, terminate immediately upon such cessation, and (ii) the vested Options remain exercisable during the 180-day period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, the vested Options terminate upon the expiration of such period.
     (b) Disability of Participant. Notwithstanding the provisions of Section 5(a) above, if the Participant ceases to be employed by the Company as a result of the Participant’s Total and Permanent Disability, (i) the unvested Options, after giving effect to the provisions of Section 3 of this Agreement, terminate immediately upon such cessation, and (ii) the vested Options remain exercisable during the one-year period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, the vested Options terminate upon the expiration of such one-year period.

     (c) Death of Participant. If the Participant dies prior to the expiration or other termination of the Options, (i) the unvested Options, after giving effect to the provisions of Section 3 of this Agreement, terminate immediately upon the Participant’s death, and (ii) the vested Options remain exercisable during the one-year period following the Participant’s death, but in no event after the Expiration Date, by the Participant’s executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution. Unless sooner terminated, the vested Options terminate upon the expiration of such one-year period.
     (d) Misconduct. Notwithstanding anything to the contrary in this Agreement, the Options terminate in their entirety, regardless of whether the Options are vested, immediately upon the Participant’s discharge of employment for Misconduct or upon the Participant’s commission of Misconduct during any period following the cessation of employment during which the Options otherwise would be exercisable.
6. Transferability of Options. These Options are nontransferable otherwise than (i) by will or the laws of descent and distribution or (ii) to Permitted Transferees to the extent as set forth below. During the lifetime of the Participant, the Options may be exercised only by the Participant, by such Permitted Transferees or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. Except as provided above, the Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. The Options which are not intended to be Incentive Stock Options as defined in Section 7 below, are transferable by the Participant by gift or domestic relations order to: (i) his or her child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, or any persons sharing the grantee’s household (other than a tenant or employee of the grantee) (“Family Members”), (ii) a trust in which family members have more than 50% of the beneficial interest, (iii) a foundation in which family members (or the grantee) control the management of assets, or (iv) any other entity in which family members (or the grantee) own more than 50% of the voting interests (“Permitted Transferee”); provided, however, that no such transfers are made for value. A transfer under a domestic relations order in settlement of marital property rights and a transfer to an entity in which more than 50% of the voting interests are owned by family members (or the grantee) in exchange for an interest in that entity shall not be treated as transfers for value. Each Permitted Transferee shall receive the Options subject to the provisions of this Agreement, and, as a condition precedent to any transfer permitted under this Section 6, the Permitted Transferee must deliver to the Company a written instrument confirming that such transferee is bound by all of the terms and conditions of this Agreement.
7. Tax Status of the Options. The Option is a “Nonqualified Stock Option” and is not intended to qualify as an incentive stock options within the meaning of Code section 422 (“Incentive Stock Options”), and this Agreement shall be so construed. The Participant acknowledges that, upon exercise of the Options, the Participant will recognize taxable income in an amount equal to the excess of the then Fair Market Value of the Option Shares over the Exercise Price and must comply with the provisions of Section 8 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.
8. Withholding of Taxes. At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll or any other payment of any kind due the Participant and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options (including upon a disqualifying disposition within the meaning of Code section 421(b)). The Company may require the Participant to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Option Shares. The Administrator may, in its sole discretion, permit the Participant to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the shares to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.
9. Adjustments; Business Combinations.
     (a) Upon a stock dividend of, or stock split or reverse stock split affecting the Common Stock of the Company, (A) the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event unless the Board determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

     (b) In the event of any other changes affecting the Company, the capitalization of the Company or the Common Stock of the Company by reason of any spin-off, split-up, dividend, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator, in its discretion and without the consent of holders of Awards, shall make: (A) appropriate adjustments the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan, (B) the number, kind and price of shares covered by outstanding Awards; and (C) any other adjustments in outstanding Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in shares of Common Stock or other securities of the Company or of any other entity, or in any other matters which relate to Awards as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.
     (c) The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and outstanding Awards.
     (d) Notwithstanding the foregoing, as may be determined by the Administrator, any such adjustment shall not (i) cause an Award which is exempt from Section 409A of the Code to become subject to Section 409A of the Code or (ii) cause an Award subject to Section 409A of the Code not to comply with the requirements of Section 409A of the Code.
10. Confidential Information. In consideration of the Options granted to the Participant pursuant to this Agreement, the Participant agrees and covenants that, except as specifically authorized by the Company, the Participant will keep confidential any trade secrets or confidential or proprietary information of the Company which are now or which hereafter may become known to the Participant as a result of the Participant’s employment by the Company, and shall not at any time, directly or indirectly, disclose any such information to any person, firm, Company or other entity, or use the same in any way other than in connection with the business of the Company, at all times during and after the Participant’s employment. The provisions of this Section 10 shall not narrow or otherwise limit the obligations and responsibilities of the Participant set forth in any agreement of similar import entered into between the Participant and the Company.
11. Non-Guarantee of Employment Relationship. Nothing in the Plan or this Agreement shall alter the at-will or other employment status of the Participant, nor be construed as a contract of employment between the Company and the Participant, or as a contractual right of Participant to continue in the employ of the Company for any period of time, or as a limitation of the right of the Company to discharge the Participant at any time with or without cause or notice and whether or not such discharge results in the failure of any Options to vest, the forfeiture of any Option Shares, or any other adverse effect on the Participant’s interests under the Plan.
12. No Rights as a Stockholder. The Participant shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued to him or her upon the due exercise of the Options. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such shares are issued.
13. The Company’s Rights. The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
14. Participant. Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, beneficiary to whom the Options or Option Shares may be transferred by will or by the laws of descent and distribution, or another permitted transferee, the word “Participant” shall be deemed to include such person.

15. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Participant at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.
16. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Options granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options granted hereunder shall be void and ineffective for all purposes.
17. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Option Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.
18. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is provided to you with this Agreement.
19. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include the city and state in which the principal offices of the Company are located, and the Participant hereby agrees and submits to the personal jurisdiction and venue thereof.
20. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

EXHIBIT A (PART I)
EXERCISE FORM
Administrator of Middlebrook Pharmaceuticals, Inc. New Hire Stock Incentive Plan (the “Plan”) c/o Office of the Corporate Secretary of Middlebrook Pharmaceuticals, Inc.
Gentlemen:
I hereby exercise the Options granted to me on ___, by Middlebrook Pharmaceuticals, Inc. (the “Company”) pursuant to the Plan and the Stock Option Agreement, and notify you of my desire to purchase ___ shares of Common Stock of the Company at a price of $       per share pursuant to the exercise of said Options.
These shares should be registered and delivered as follows:

Name:

Address:

Social Security Number:

     I confirm my understanding that the grant of the Options to me is subject to all provisions, including the non-transferability and transfer restrictions, set forth in the Plan and the Stock Option Agreement governing the grant of the Options.

Dated:
Signature

(Printed Name)